news release FOR IMMEDIATE RELEASE November 6, 2013 NASDAQ: THST

Truett-Hurst Inc. Reports First Quarter Fiscal Year 2014 Financial Results

Healdsburg, California (November 6, 2013) – Truett-Hurst Inc. (NASDAQ: THST), an innovative and fast growing super-premium and ultra-premium wine sales, marketing and production company based in the acclaimed Dry Creek and Russian River Valleys of Sonoma County, California, today reported financial results for its first quarter of fiscal 2014 ended September 30, 2013.

“Truett-Hurst Inc.’s net sales growth reflects improving market demand combined with the strength of our brand portfolio, innovative packaging product launches and our enhanced relationships with our distribution channels. As we build our foundation of products and relationships in new US and International markets we see continued strong growth.” said Phillip L. Hurst, Truett-Hurst’s CEO.

Sales: Consolidated net sales increased 5% from $5.2 million for FY13Q1 to $5.4 million for FY14Q1. New brand introductions continue to be a major opportunity for growth as well as leveraging our direct to consumer and internet segments. We believe our recent distributor change to Southern Wine and Spirits will provide us the opportunity for greater market penetration and accounts sold.

Wholesale net sales decreased 5% in FY14Q1 and was due to a major launch and ongoing seasonal programs which occurred in FY13Q1. We continue to focus on introducing brands at higher price points. In FY14Q1, we introduced California Square, Paso Ranches and Trader Joe’s Petit Rose programs as compared to the evocative wine wrap program launched in FY13Q1.

Direct to consumer net sales increased 24% in FY14Q1 and was attributable to increased wine club memberships and increased tasting room traffic. Internet sales from Wine Spies improved as we had three months of operations and net sales compared to only two months in FY13Q1 (we acquired Wine Spies August 2012). Our focus on driving web traffic to the site has increased our customer base and greater loyalty as seen in the frequency of customer purchases.

Gross Margins: The Company achieved a gross profit margin of 33% of net sales, which represents an increase of 1% from FY13Q1. The wholesale segment gross margin increased 1% compared to FY13Q1 based upon sales mix and new brand introductions. Direct to consumer margins decreased 4% compared to FY13Q1 and was attributable to an increase in the use of promotions and increased sales of brands with lower margins. The Company continues to focus on delivering a mix of products and brands through distributors nationwide and through direct and online sales while striving to decrease production costs and improve gross margins.

Truett-Hurst • PO BOX 1532 • HEALDSBURG • CA • 95448 • F: 707. 431.4423 • email: ir@truetthurstinc.com

Reports First Quarter Fiscal Year 2014 Financial Results

Operating Income (Loss): Operating loss was $0.1 million for FY14Q1 compared to FY13Q1 of operating income of $0.5 million. Operating loss primarily consisted of increased sales and marketing expenses and general and administrative expenses associated with an emerging growth company.

Sales and marketing expense totaled $1.1 million for FY14Q1 from $0.8 million for FY13Q1. $0.1 million of the increase was non-cash stock-based compensation. Sales and marketing expense as a percent of net sales totaled 20% for FY14Q1 compared to 15% for FY13Q1 and 20% for FY13. General and administrative expense totaled $0.8 million for FY14Q1 from $0.4 million for FY13Q1. General and administrative expense as a percent of net sales totaled 16% for FY14Q1 compared to 7% for FY13Q1 and 12% for FY13.

James D. Bielenberg, CFO of Truett-Hurst, Inc., states “We are excited about our top line sales growth as we continue to focus on the super and ultra-premium categories.  Our new brand introductions at higher price points with stronger margins produced results exceeding the prior year’s quarter with a reduced case volume.”

Guidance

Based on our current expectations and estimates regarding our future results, and subject to the factors described in the Forward-Looking Statements section of this release, which represent risks to this forecast, the following annual guidance for our fiscal 2014 assumes no changes:

•	net sales between $24 million and $28 million
•	gross margin between 31% and 34%
•	operating expenses between $6.8 million and $7.5 million

For the remaining fiscal 2014, we expect an increase in revenue over the prior year, based on rising market demand, new customer wins and follow-on sales from current customers, many of which are at the early stages in their deployment of our products.

The Company expects to increase its sales and marketing resources to support sales growth in all of its key markets and implement significant financial and production software to better manage our business. Historically, the Company has experienced irregular quarter over quarter fluctuations in revenue based largely on the timing of product launches and customer deployments.

Reports First Quarter Fiscal Year 2014 Financial Results

Note Regarding Condensed Consolidated Financial Statements

The unaudited condensed consolidated financial statements for the three-month period ended September 30, 2013 and the June 30, 2013 balance sheet, include the results of Truett-Hurst, Inc. and its subsidiaries: H.D.D. LLC and its consolidated subsidiary, The Wine Spies, LLC. The unaudited condensed consolidated financial statements for the three-month period ended September 30, 2012 reflect the results of the LLC and Wine Spies. Truett-Hurst, Inc.’s fiscal 2013 period is from June 26, 2013 to June 30, 2013 due to the completion of the Company’s initial public offering on June 25, 2013.

Conference Call Details

Truett-Hurst Inc. will conduct a conference call at 10:00 a.m. Pacific Time or 1:00 p.m. Eastern Time, on November 7, 2013 to discuss its first quarter fiscal 2014 results for the period ended September 30, 2013. To listen to the conference call, dial in approximately ten minutes before the scheduled call to 1.877.870.4263 or International Toll: 1.412.317.0790 and request Truett-Hurst First Quarter of Fiscal 2014 Results Call. The webcast link is: http://www.videonewswire.com/event.asp?id=96805.

A replay of the call will be available for 48 hours beginning about two hours after the call. To listen to the replay, dial US Toll Free:  1.877.344.7529 or International Toll: 1.412.317.0088 and enter conference number: 10036496. The call will be available one hour after the end of the conference call through November 21, 2013 at 9:00 am ET.

About Truett-Hurst Inc.

Truett-Hurst Inc. (NASDAQ: THST) is an innovative and fast-growing super-premium and ultra-premium wine sales, marketing and production company based in the acclaimed Dry Creek and Russian River Valleys of Sonoma County, California. Our corporate website is www.truetthurstinc.com. Our principal executive offices are located at 4035 Westside Road, Healdsburg, California 95448, and our telephone number is 707.433.4423. We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, enacted on April 5, 2012 (“JOBS Act”), a small reporting company as defined by Section 15(d) of the Exchange Act, and a controlled company as defined by the corporate governance rules of NASDAQ.

Reports First Quarter Fiscal Year 2014 Financial Results

Forward-Looking Statements

This press release and our earnings conference call for the first quarter ended September 30, 2013 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, that are made as of the date of this press release based upon our current expectations. All statements, other than statements of historical fact, regarding our strategy, future operations, financial position, estimated revenue, projected costs, prospects, plans, opportunities, and objectives constitute “forward-looking statements.” The words “may,” “will,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “potential” or “continue” and similar types of expressions identify such statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements include expectations regarding revenue, income, expenses, and other guidance for fiscal 2014 ended June 30, 2014 and any future periods. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, a reduction in the supply of grapes and bulk wine available to us; significant competition; any change in our relationships with retailers could harm our business; we may not achieve or maintain profitability in the future; the loss of key employees; a reduction in our access to, or an increase in the cost of, the third-party services we use to produce our wine could harm our business; credit facility restrictions on our current and future operations; failure to protect, or infringement of, trademarks and proprietary rights; these factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This press release should be read in conjunction with our most recent annual report on Form 10-K filed on September 27, 2013, and our other reports currently on file with the Securities and Exchange Commission, which contain more detailed discussion of risks and uncertainties that may affect future results. We do not undertake to update any forward-looking statements unless otherwise required by law.

For more information, contact:	For more information, contact:
Truett-Hurst Inc.	Truett-Hurst Inc.’s Investor Relations
James D. Bielenberg, Chief Financial Officer	Wil Lindgren, Director of Reporting and Finance
Phone: 707.431.4423 Fax: 707.431.4402	Phone: 707.431.4436 Email: ir@truetthurstinc.com
Email: james@truetthurst.com

TRUETT-HURST INC. AND SUBSIDIARIES

(Prior to June 26, 2013, H.D.D. LLC and Subsidiary)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data)

(unaudited)

	Three Month Periods Ended September 30,
	2013	2012

Sales	$5,536	$5,304
Less excise tax	(150)	(153)
Net sales	5,386	5,151

Cost of sales	3,597	3,521

Gross profit	1,789	1,630

Operating expenses:
Sales and marketing	1,051	767
General and administrative	839	360
Bulk wine sales, net (gain)	-	(2)
Total operating expenses	1,890	1,125
Income (loss) from operations	(101)	505
Other income (expense):
Interest expense	(42)	(121)
Changes in fair value of warrant and interest rate swap	(3)	(7)
Loss on foreign currency	(14)	-
Total other expense	(59)	(128)
Income (loss) before income taxes	(160)	377
Income tax expense (benefit)	(21)	1
Net income (loss) before non-controlling interests	(139)	376
Less: Net income (loss) attributable to non-controlling interest: The Wine Spies, LLC	(24)	(21)
Net income (loss) attributable to Truett-Hurst, Inc. and H.D.D. LLC	(115)	$397
Less: Net income (loss) attributable to non-controlling interest: H.D.D. LLC	(82)
Net loss attributable to Truett-Hurst, Inc.	$(33)

Net loss per share:
Basic and Diluted	$(0.01)

Shares used in computing net loss per share:
Basic and Diluted	2,700,000

Reports First Quarter Fiscal Year 2014 Financial Results

TRUETT-HURST INC. AND SUBSIDIARIES

(Prior to June 26, 2013, H.D.D. LLC and Subsidiary)

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30, 2013	June 30, 2013
ASSETS	(unaudited)
Current assets:
Cash	$8,361	$11,367
Accounts receivable	1,861	2,816
Inventories	17,117	13,222
Other current assets	436	245
Total current assets	27,775	27,650
Property and equipment, net	5,544	5,383
Goodwill	134	134
Intangible assets, net	689	706
Other assets, net	311	259
Total assets	$34,453	$34,132

LIABILITIES and STOCKHOLDERS' EQUITY

Current liabilities:
Line of credit	$6,018	$6,887
Accounts payable	2,967	2,123
Accrued expenses	1,478	1,710
Due to related parties	777	71
Current portion of deferred taxes	75	96
Current maturities of related party notes	71	70
Current maturities of long-term debt	251	250
Total current liabilities	11,637	11,207

Deferred rent liability	50	53
Deferred taxes, net of current portion	127	127
Related party notes, net of current maturities	49	67
Long-term debt, net of current maturities	3,391	3,454
Total liabilities	15,254	14,908

Commitments and contingencies (Note 8)

Stockholders' equity
Preferred stock, par value of $0.001 per share,5,000,000 shares authorized and zero issued and outstanding	-	-
Class A common stock, par value of $0.001 per share, 7,000,000 authorized and 2,700,000 issued and outstanding	3	3
Class B common stock, par value of $0.001 per share,1,000 authorized and 10 issued and outstanding	-	-
Additional paid-in capital	11,091	10,977
Accumulated deficit	(3,500)	(3,467)
Total Truett-Hurst, Inc. equity	7,594	7,513
Non-controlling interests	11,605	11,711
Total equity	19,199	19,224
Total liabilities and stockholders' equity	$34,453	$34,132

Reports First Quarter Fiscal Year 2014 Financial Results

TRUETT-HURST INC. AND SUBSIDIARIES

(Prior to June 26, 2013, H.D.D. LLC and Subsidiary)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Month Periods Ended September 30,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$(139)	$376
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	121	67
Deferred rent	(3)	(1)
Deferred taxes	(21)	-
Contributed rent	-	36
Loss on fair value of warrant and interest rate swap	3	7
Stock-based compensation	114	-

Changes in operating assets and liabilities, net
Accounts receivable	955	(856)
Inventories	(3,895)	(1,309)
Bulk wine deposit	-	220
Other assets, current	(195)	(26)
Accounts payable and accrued expenses	612	1,442
Net cash used in operating activities	(2,448)	(44)

Cash flows from investing activities:
Acquisition of property and equipment	(247)	(340)
Acquisition of intangible and other assets	(71)	(40)
Acquisition of The Wine Spies, LLC	-	(275)
Proceeds from sale of assets	2	-
Net cash used in investing activities	(316)	(655)

Cash flows from financing activities:
Net proceeds from (repayments on) line of credit	(869)	1,877
Advances from related parties	706	156
Payments on related party notes	(17)	-
Proceeds from long-term debt	-	3,382
Payments on long-term debt	(62)	(3,850)
Payments on amount due factor	-	(869)
Net cash provided by (used in) financing activities	(242)	696
Net decrease in cash	(3,006)	(3)
Cash at beginning of period	11,367	167
Cash at end of period	$8,361	$164

Supplemental disclosure of cash flow information:
Interest paid during year	$53	$106
Income taxes paid during year, net of refunds	$1	$1

Supplemental disclosure of non-cash transactions
Contributed rent for membership interest	$-	$36